EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(Dollars in millions)                                                           Years ended December 31
                                                             --------------------------------------------------------
                                                                 1997        1998        1999        2000        2001
                                                             --------    --------    --------    --------    --------
GE EXCEPT GECS
Earnings <F1>                                                $ 10,132    $ 12,230    $ 14,103    $ 16,747    $ 18,506
Less: Equity in undistributed earnings of General Electric
      Capital Services, Inc. <F2>                              (1,597)     (2,124)     (2,776)     (3,370)     (3,625)
Plus: Interest and other financial
      charges included in expense                                 797         883         810         811         817
      One-third of rental expense  <F3>                           179         189         202         216         231
                                                             --------    --------    --------    --------    --------
Adjusted "earnings"                                          $  9,511    $ 11,178    $ 12,339    $ 14,404    $ 15,929
                                                             ========    ========    ========    ========    ========
Fixed Charges:
         Interest and other financial charges                $    797    $    883    $    810    $    811    $    817
         Interest capitalized                                      31          38          36           3          10
         One-third of rental expense <F3>                         179         189         202         216         231
                                                             --------    --------    --------    --------    --------
Total fixed charges                                          $  1,007    $  1,110    $  1,048    $  1,030    $  1,058
                                                              ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                               9.44       10.07       11.78       13.98       15.06
                                                              ========    ========    ========    ========    ========
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings <F1>                                                $ 11,419    $ 13,742    $ 15,942    $ 18,873    $ 20,049
Plus: Interest and other financial charges
      included in expense                                       8,445       9,821      10,174      11,903      11,212
      One-third of rental expense <F3>                            423         486         558         608         566
                                                             --------    --------    --------    --------    --------
Adjusted "earnings"                                          $ 20,287    $ 24,049    $ 26,674    $ 31,384    $ 31,827
                                                             ========    ========    ========    ========    ========
Fixed Charges:
   Interest and other financial charges                      $  8,445    $  9,821    $ 10,174    $ 11,903    $ 11,212
   Interest capitalized                                            83         126         123         124          98
   One-third of rental expense  <F3>                              423         486         558         608         566
                                                             --------    --------    --------    --------    --------
Total fixed charges                                          $  8,951    $ 10,433    $ 10,855    $ 12,635    $ 11,876
                                                             ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                               2.27        2.31        2.46        2.48        2.68
                                                             ========    ========    ========    ========    ========

<F1> Earnings before income taxes, minority interest and cumulative effect of changes in accounting principle.
<F2> Earnings after income taxes, net of dividends, and before cumulative effect of changes in accounting principle.
<F3> Considered to be representative of interest factor in rental expense.